UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2006
Date of Report (Date of earliest event reported)

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

409 Granville Street, Suite 1450,
Vancouver, BC, Canada	V6C 1T2
(Address of principal executive offices)	(Zip Code)

(800) 430-4034
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

Adoption of 2006 Stock Incentive Plan and Grant of Options Pursuant to 2006 Stock Incentive Plan

Effective April 5, 2006, the Board of Directors of Aberdene Mines Limited (the “Company”) adopted the Company's 2006 Stock Incentive Plan (the "2006 Stock Incentive Plan").

The purpose of the 2006 Stock Incentive Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company.

Effective April 5, 2006, the Company granted non-qualified options to purchase a total of 8,000,000 shares of common stock to certain of its employees, directors, officers and consultants pursuant to the 2006 Stock Incentive Plan. The options were granted at an exercise price of $0.50 per share and are exercisable for terms varying between eighteen months and five years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit Number	Description of Exhibit

10.1	2006 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERDENE MINES LIMITED

Date: April 10, 2006
	By:	/s/ Kurt Bordian
KURT BORDIAN
Chief Financial Officer